EXHIBIT 20.2.  LETTER FROM D&T DATED APRIL 11, 2000






April 11, 2000




Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549


Dear Sirs/Madams:


We have read and agree with the comments in Item 4 of Form 8-K for First Alliance Corporation dated April 5, 2000, except for the comments in the fourth paragraph, as to which we have no basis to agree or disagree.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP



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